Consigned Management Service Agreement

by and among

Shanghai Atrip Medical Technology Co., Ltd.

Anhante (Beijing) Medical Technology Co., Ltd.

and

The Individual Shareholders of Shanghai Atrip Medical Technology Co., Ltd.

April 14, 2008

Consigned Business Management Agreement

Consigned Management Service Agreement

This Consigned Management Service Agreement (“this Agreement”) is entered into on April 14, 2008 in Shanghai between the following Parties:

(1)
Shanghai Atrip Medical Technology Co., Ltd (hereinafter called “Party A”) as a limited liability company, is duly incorporated in Shanghai, People’s Republic of China (“PRC”) whose legal address is: Suite 1440-6B, Hongqian Road, Changning District, Shanghai;

(2)
Anhante (Beijing ) Medical Technology Co., Ltd. (hereinafter called “Party B”), a wholly foreign owned enterprise (“WFOE”), is duly incorporated in Beijing, whose legal address is Suite1708E-3, Floor 17, Qingyun Dangdai Palaze, No. 9 Building, Manting Fangyuan Community, Qingyunli, Haidian District, Beijing;

(3)	The Individual shareholders of Shanghai Atrip Medical Technology Co., Ltd. (hereinafter collectively called “Shareholders of Party A” or “Shareholders”).

Name of the Shareholders	Shareholding Ratio (%)	ID Card No.	Contact Address
Chen Zhong	93.9	310106196809272814	Room 202, No.60 of Nong 362, Taixing Road, Shanghai

Yang Fang	4.25	320504197607243041	Room401, Building 10, Lingtang Xin Cun, Suzhou, Jiangsu Province.

(Party A, Party B and Shareholders are collectively referred to as the “Parties” or “the Parties” in this agreement, or individually as “a Party” or “each Party”.)

WHEREAS:

(1)
Party A’s business scope is as follows: Technology development, transfer, consulting and services of medical appliance, chemical industry, electron and machinery, distributing medical appliance (reference to the license), chemical products (excluding the dangerous), mechanical and electronic equipments, textiles (If any license needed, applying to the license);

(2)	Party B’s business scope is developing the application of clinical laboratories technologies, and providing technical consultancy, services, and transfer;

(3)	The Parties agree that Party A shall consign Party B to manage all its business, finance and human resources;

(4)	Shareholders collectively hold 98.15% of equity interests in Party A.

Consigned Business Management Agreement

NOW THEREFORE, the Parties hereby agree through friendly negotiation as follows:
Article 1 Definition

1.1 “PRC” refers to the People’s Republic of China, excluding the HongKong Special Administrative Region, Macao Special Administrative Region and Taiwan Province;
1.2 “PRC Laws” refers to all PRC laws, administrative regulations and government rules in effect;
1.3 “RMB” refers to the legal currency within the PRC;
1.4 “Party A Staff” refers to the senior management staff of Party A;
1.5 “Consigned Management Service Fee” or “Consideration” refers to the consideration as defined in Article 3.1 and paid to Party B by Party A.

Article 2 Contents of Consigned Management Services

2.1	Finance Management Service

2.1.1	Target

Achieve the scientific management of financial system of Party A.

2.1.2	Contents of the Services
2.1.2.1	Provide the information on financial and economic achievement analysis
2.1.2.2	Conduct the business instruction to the implementation of the deep development of the budget management; realize the “Budget enters the working group” plan;
2.1.2.3	Facilitate the money operation, adjust the structure of the credit loan, accelerate the turn over of the money, and effectively control the finance risks;
2.1.2.4	Arrange the internal and outside audit service;
2.1.2.5	Pursuant to the requirement of the class-evaluation system, provide the optional management plan and consultancy service on the financial management;
2.1.2.6	Provide the working cost management consultancy service.

2.2	Business Management Services

2.2.1	Target

Increase the market share of Party A for the purpose of improving its ability on business process and management.

Consigned Business Management Agreement

2.2.2	Contents

2.2.2.1	Provide relevant information relating to the products of Party A in both domestic and international market as well as the consultancy information on the analysis of market and future development tend;
2.2.2.2	Provide the guide to the sales of Party A for the purpose improve their working efficiency;
2.2.2.3	Provide the consultancy services on the management of the whole process of sales;
2.2.2.4	Assist Party A on the communication with clients, conduct consultancy services on the increase of market share of Party A’s products;
2.2.2.5	Provide services on the establishment of credit valuation system for the clients of Party A, assist Party A with improving its collection of receivables;
2.2.2.6	Provide the consultancy services on the purchase of materials, inventory control and management of logistics.

2.3	Advertising and Development Services

2.3.1	Target

Increase the reputation of Party A in the supermarket sector by means of advertising plan.

2.3.2	Contents of Service

2.3.2.1	Advertising Services
(1)	Provide the detailed and practical marketing plans for Party A and adjust from time to time in accordance with the effect of such plans;
(2)	Facilitate Party A to select suitable advertising companies for the promotion and advertising of brand image;
(3)	Facilitate Party A for the communication with advertising companies on behalf of Party A, and determine the detailed matters with respect to the advertising plan;
(4)	Promptly report to Party A in detail with respect to the achievement and effect of the advertising.

2.3.2.2	Development Services
(1)	Conduct research on the competitors of Party A, and provide related competition strategies;

Consigned Business Management Agreement

(2)	Conduct research on the impression to the customers, and provide perfection suggestions on the customer-services in accordance with the response of research.

2.4	Human Resources Management Services

2.4.1
Target: Aim to achieve the proper distribution of human resources, maintain the stability of the management team, and stimulate the employees to positively work so as to increase the economic achievement.

2.4.2	Contents

2.4.2.1
Recommend and nominate the candidates of senior management staff of Party A, its wholly owned and holding subsidiaries, and Party A shall appoint such candidates in accordance with the requirement of the position;

2.4.2.2	Facilitate to perfect the organizational structure to improve the effects of the management;
2.4.2.3	Establish the labor management system for Party A, including without limitation employment policies, training, systems of leaves and vocations, overtime working, resignation, demission and etc.;
2.4.2.4	Complete the employees’ salary system including its senior management staff;
2.4.2.5	Facilitate to complete the working effectiveness assessment system of the employees and perfect the salary incentive system;
2.4.2.6	Provide training of labor management to the workers in the human resources department of Party A;
2.4.2.7	Provide consultancy services to Party A in relation to the labor policies and social insurance;
2.4.2.8	Facilitate Party A to standardize the management of human resources and establishment of related system.

2.5	Internal Control Services

Party B shall assist Party A to establish internal control system and provide the proper suggestions on the following systems:

(1) System for use of stamp
(2) System for collection of bills and checks
(3) Budgeting management system
(4) Assets management system
(5) Quality management system
(6) Authorization and agency system
(7) Management system of the subsidiaries of Party A

Consigned Business Management Agreement

Article 3 Consigned Management Service Fee

3.1 Party A shall pay the Consigned Management Service Fee, equal to 12% of its total revenue as the Consideration of services provided Party B as set forth in Article 2 hereunder.

3.2 Party A shall pay to Party B the last year’s Consigned Management Services Fee before January 31stof each year.

3.3 Party B shall be entitled to request Party A in writing to adjust the Consideration in accordance with the quantity and quality of the consigned services. The Parties shall positively negotiate with each other in respect of the Consigned Management Service Fee, and Party A shall agree with such adjustment.

Article 4 Warranties and Undertakings by Party A

4.1 Within the term of this Agreement, Party B shall be the entity exclusively consigned by Party A to provide the services as set forth in Article 2 hereunder, and Party A shall not consign any other entities to provide to Party A (including its branches and subsidiaries) any services same as or similar with those services provided in Article 2 hereunder.

4.2 Without the prior written consent by Party B, Party A shall not change its (including its branches and subsidiaries) business target.

4.3 Without the prior written consent by Party B, Party A shall not change its (including its branches and subsidiaries) systems and policies regarding the business operation, management and finance.

4.4 Without the prior written consent by Party B, Party A shall not change its internal control system.

4.5 Without the prior written consent by Party B, Party A shall not change its internal organization.

4.6 Without the prior written consent by Party B, Party A shall not replace any senior management staff itself (including its branches and subsidiaries).

4.7 Provide information regarding the business operation, management and finance of Party A (including its branches and subsidiaries).

4.8 Promptly and proactively notify Party B of any matters that adversely affect Party A.

Consigned Business Management Agreement

4.9 Give full cooperation to Party B, and provide assistance and convenience to Party B for its on-site working, and shall not hinder Party B to provide services as set forth in Article 2 hereunder.

4.10 Promptly make full payment of Consigned Management Services Fee to Party B in accordance with the provisions hereunder.

4.11Without the prior written consent by Party B, Party A shall not commit any act or omission that would materially affect Party B’s rights and interests hereunder.

Article 5 Warrants and Undertakings by Party B

5.1 Party B shall take advantage of its capacity and resources to provide the services as stipulated in Article 2 hereunder.

5.2 Timely adjust and complete the services in accordance with the practical request from Party A.

5.3 In the event that Party B is proposed to provide services to any other entities engaged in similar business as Party A, it shall give prior notice to Party A and strictly keep the confidential information obtained during the course of providing services to Party A .

5.4 Party B shall accept any reasonable suggestions from Party A during the course of providing services to Party A.

Article 6 Guaranty

6.1 To secure the performance of the obligations assumed by Party A hereunder, Shareholders agree to pledge all its equity interests in Party A to Party B, and the Parties agree to execute the equity pledge agreement with respect thereto.

Article 7 Taxes and Expenses

7.1 The Parties shall pay, in accordance with relevant PRC laws and regulations, their respective taxes arising from the execution and performance of this Agreement.

Article 8 Assignment of the Agreement

8.1 Party A shall not transfer part or all its rights and obligations under this Agreement to any third party without the prior written consent of Party B.

8.2 The Parties agree that Party B shall, at its own discretion, transfer any or all of its rights and obligations under this Agreement to any third party upon the delivery of a six(6) –day written notice to Party A.

Consigned Business Management Agreement

Article 9 Liability of Breach

9.1If Party A fails to duly pay the Consigned Management Services Fee in accordance with the provisions of Article 3 hereunder, then Party A shall pay the liquidated damage per day equal to 0.03% of the unpaid Consideration which falls due; if any delay of payment amounts to sixty (60) days, then Party B shall be entitled to exercise the right of pledge under the equity pledge agreement.

9.2 If Party A violates its representations and warranties hereunder and fails to redress such violation within sixty 60 days upon receipt of written notice from Party B, Party B shall be entitled to exercise the right of pledge under the equity pledge agreement.

9.3 If Party B is in non-performance, or incomplete performance of this Agreement, or is otherwise in default of any of its representations and warranties hereunder, Party A shall be entitled to request Party B to redress its default.

Article 10 Effect, Modification and Cancellation

10.1 This Agreement shall take effect on the day of execution hereof, and the valid term hereof shall be expired upon the day of completion of the acquisition of the assets or the equity of Party A by Party B or its designated third party.

10.2 The modification of this Agreement shall not be effective without written agreement through negotiation. If the Parties could not reach an agreement, this Agreement remains effective.

10.3 This Agreement shall not be discharged or canceled without written agreement through negotiation, provided Party B may, by giving a thirty -day prior notice to the other Parties hereto, terminate this Agreement.

10.4 If Party B fails to provide the loan in accordance with the Loan Agreement signed among the Parties on April 14, 2008, this Agreement shall be automatically terminated.

Article 11 Confidentiality

11.1 Any information, documents, data and all other materials (herein “Confidential Information”) arising out of the negotiation, signing, and implement of this Agreement, shall be kept in strict confidence by the Parties. Without the written approval by the other Parties, any Party shall not disclose to any third party any Confidential Information, but the following circumstances shall be excluded:
(1) The materials that is known or may be known by the Public (but not include the materials disclosed by each Party receiving the Confidential Information);

Consigned Business Management Agreement

(2) The materials required to be disclosed subject to the applicable laws or the rules or provisions of stock exchange; or
(3) The materials disclosed by each Party to its legal or financial consultant relating the transaction of this Agreement, and this legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of the Confidential Information by staff or employed institution of any Party shall be deemed as the disclosure of Confidential Information by such Party, and such Party shall bear the liabilities for breaching the contract. This Clause shall survive whatever this Agreement is invalid, amended, revoked, terminated or unable to implement by any reason.

11.2 If this Agreement is terminated or becomes invalid or unenforceable, the validity and enforceability of Article 11 shall not be affected or impaired.

Article 12 Force Majeure

12.1 “Force Majeure” refers that any event that could not be foreseen, and could not be avoided and overcome, which includes among other things, but without limitation, acts of nature (such as earthquake, flood or fire), government acts, strikes or riots;.

12.2 If an event of force majeure occurs, any of the Parties who is prevented from performing its obligations under this Agreement by an event of force majeure shall notify the other Party without delay and within fifteen (15) days of the event provide detailed information about and notarized documents evidencing the event and take appropriate means to minimize or remove the negative effects of force majeure on the other Parties, and shall not assume the liabilities for breaching this Agreement. The Parties shall keep on performing this Agreement after the event of force majeure disappears.

Article 13 Governing Law and Dispute Resolution

13.1 The effectiveness, interpretation, implementation and dispute-resolution related to this Agreement shall be governed under PRC Laws.

13.2 Any dispute arising out of this Agreement shall be resolved by the Parties through friendly negotiation. If the Parties could not reach an agreement within thirty (30) days since the dispute is brought forward, any Party may submit the dispute to Beijing Arbitration Commission for arbitration under its applicable rules, the language of arbitration proceedings shall be Chinese. The arbitration award should be final and binding upon the Parties.

13.3 During the process of dispute-resolution, the Parties shall continue to perform other terms under this Agreement, except for provision of dispute resolution.

Consigned Business Management Agreement

Article 14 Miscellaneous

14.1 The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

14.2 This Agreement shall bind and benefit the successor of each Party and the transferee permitted hereunder with the same rights and obligations as if the original parties hereof.

14.3 Any notice required to be given or delivered to the Parties hereunder shall be in writing and delivered to the address as indicated below or such other address or as such party may designate, in writing, from time to time. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: 5 business days after deposit in the mail; (2) personal delivery and fax: 2 business days after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery:

Party A
Contact person: Zhang Hongwei
Address: No. 1440-6B, Hongqiao Road, Shanghai, 200332
Tel: 021-50805789
Fax: 021-50802149

Party B
Contact person: Chen Zhong
Address: 2A, Building1, No.200 of Niu Dun Road, Zhangjiang Hi-tech Zone, Shanghai, 201203
Tel: 021-50805789
Fax: 021-50802149

The Representative designated by the Shareholders
Contact person: Chen Zhong
Address: 2A, Building1, No.200 of Niu Dun Road, Zhangjiang Hi-tech Zone, Shanghai, 201203
Tel: 021-50805789
Fax: 021-50802149

14.4 This Agreement is executed in four (4) originals with each party holding one original, and each of the originals shall be equally valid and authentic.

[Signature Page Follows]

Consigned Business Management Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Party A Shanghai Atrip Medical Technology Co. Ltd.

Legal Representative: Chen Zhong
Signature and Common seal:

Party B Anhante (Beijing) Medical Technology Co., Ltd.

Legal Representative: Chen Zhong
Signature and Common Seal:

The Individual Shareholders of Shanghai Atrip Medical Technology Co., Ltd.

Mr. Chen Zhong,  _________________________

Ms. Yang Fang,  __________________________